UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) November 8, 2007

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 8, 2007, Tellabs, Inc. and its Board of Directors announced that Krish A. Prabhu, Tellabs President, Chief Executive Officer and member of the Board, has informed the Board of his decision to resign from these positions by March 1, 2008. The Tellabs Board of Directors has initiated a search for a successor through a special subcommittee, led by director William F. Souders. A copy of the press release issued by Tellabs, Inc. is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

Share Repurchase Program

On November 8, 2008, Tellabs, Inc. announced that its Board of Directors authorized $600 million for a common stock repurchase program. This is in addition to the $176.1 million remaining under a repurchase program authorized in July 2006. A copy of the press release issued by Tellabs, Inc. is furnished herewith as Exhibit 99.1.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Tellabs, Inc, dated November 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Tom Minichiello
Tom Minichiello
Vice President of Finance and Chief Accounting Officer
(Principal Accounting Officer and duly authorized officer)

November 8, 2007

(Date)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Tellabs, Inc., dated November 8, 2007.